UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  January 7, 2019

DPW HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Shipyard Way, Newport Beach, CA 92663

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On September 21, 2018, DPW Holdings, Inc. (the “Company”) issued an unsecured Term Promissory Note in the principal face amount of $526,316.00 (the “Note”) to Bellridge Capital L.P. (“Bellridge”) that had a maturity date of December 31, 2018 (the “Maturity Date”). The Note provides for an interest rate of twelve percent (12%), payable on the Maturity Date. Upon the occurrence of an Event of Default, as defined in the Note, the interest rate payable on the Note shall increase to eighteen percent (18%) (the “Default Rate”).

The Company received a notice of default (the “Notice”) from Bellridge on January 2, 2019 informing it that the Note was in default because the Company had not repaid the Note by the Maturity Date. On January 7, 2019, Bellridge confirmed that the interest rate had increased to the Default Rate. In addition, the Note states that an amount equal to a premium of thirty percent (30%) of all principal and interest shall be immediately added to the principal due under the Note.

Prior to receipt of the Notice from Bellridge, the Company was attempting to reach a negotiated settlement with Bellridge, and remains in discussions with Bellridge to do so. Notwithstanding receipt of the Notice, the Company hopes to continue to work with Bellridge to settle its obligations under the Bellridge Note. The Company intends to vigorously defend its position should a mutually amicable resolution prove unattainable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPW HOLDINGS, INC.

Dated: January 7, 2019	/s/ William B. Horne
William B. Horne
Chief Financial Officer

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